Exhibit 99.1
Item 9.01(a) Financial Statements of Business Acquired
Report of Independent Certified Public Accountants
Board of Directors
Century Theatres, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Century Theatres, Inc. and Subsidiaries (the “Company”) as of September 28, 2006 and September 29, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years ended September 28, 2006, September 29, 2005, and September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Century Theatres, Inc. and Subsidiaries as of September 28, 2006 and September 29, 2005, and the results of their operations and their cash flows for each of the three years ended September 28, 2006, September 29, 2005, and September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
San Francisco, California
December 1, 2006

Century Theatres, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
September 28, 2006 and September 29, 2005
(in thousands of dollars, except share amounts)

	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,290	$43,518
Other receivables, net of allowance of $25 each in 2006 and 2005	5,841	5,614
Inventories	2,299	1,956
Prepaid expenses	5,564	683
Deferred income tax assets	10,602	4,320

Total current assets	31,596	56,091
Property and equipment, net	426,418	386,777
Deferred financing fees, net	5,071	958
Other assets	7,697	7,063

Total assets	$470,782	$450,889

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt	$3,600	$6,237
Current portion of capital lease obligations	4,002	2,125
Accounts payable	24,760	16,222
Accrued film rentals, net	9,923	16,580
Accrued expenses	29,484	16,544
Deferred revenue	3,070	4,919

Total current liabilities	74,839	62,627

Deferred income tax liabilities	3,071	9,486
Deferred rent	28,604	29,169
Deferred lease incentives	20,677	22,415
Long-term debt, net of current portion	356,400	41,995
Capital lease obligations, net of current portion	112,512	77,414
Other long-term liabilities	444	406

Total liabilities	596,547	243,512

Commitments and contingencies (Note 9)

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 50,000,000 shares authorized:
7,829,063 and 10,000,000 shares issued and outstanding in 2006 and 2005	4,112	5,252
Retained earnings (deficit)	(131,367)	202,125
Accumulated other comprehensive income	1,490	—

Total stockholders’ equity (deficit)	(125,765)	207,377

Total liabilities and stockholders’ equity (deficit)	$470,782	$450,889

The accompanying notes are an integral part of these consolidated financial statements.

Century Theatres, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended September 28, 2006, September 29, 2005 and September 30, 2004
(in thousands of dollars)

	2006	2005	2004
Revenues
Admissions	$354,961	$338,760	$351,353
Concessions	146,172	135,625	136,957
Management fee from Syufy Enterprises, L.P.	60	60	60
Other	14,801	14,202	10,447

Total revenues	515,994	488,647	498,817

Expenses
Film rental	184,837	177,491	181,896
Concessions	21,357	19,750	19,744
Theatre operating expenses	164,485	153,930	153,727
General and administrative expenses	37,849	26,765	32,284
Depreciation and amortization	47,522	49,500	45,930

Total expenses	456,050	427,436	433,581

Income from operations	59,944	61,211	65,236

Interest expense	29,367	13,081	11,713
Other (income)/expense, net	(221)	3,564	(935)

Income before provision for income taxes	30,798	44,566	54,458

Provision for income taxes	11,074	18,910	21,216

Net income	$19,724	$25,656	$33,242

The accompanying notes are an integral part of these consolidated financial statements.

Century Theatres, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended September 28, 2006, September 29, 2005 and September 30, 2004
(in thousands of dollars, except share amounts)

				Accumulated
			Retained	Other
	Common Stock		Earnings	Comprehensive
	Shares	Amount	(Deficit)	Income	Total
Balance, September 25, 2003	10,000,000	$5,252	$143,227	$—	$148,479

Net income and comprehensive income	—	—	33,242	—	33,242

Balance, September 30, 2004	10,000,000	5,252	176,469	—	181,721

Net income and comprehensive income	—	—	25,656	—	25,656

Balance, September 29, 2005	10,000,000	5,252	202,125	—	207,377

Redemption of common stock	(2,170,937)	(1,140)	(106,539)	—	(107,679)

Dividends paid	—	—	(12,500)	—	(12,500)

Distribution in connection with refinancing	—	—	(234,177)	—	(234,177)
(see Note 1)

Comprehensive income:

Fair value of interest rate swaps	—	—	—	1,490	1,490
(net of tax of $987)

Net income	—	—	19,724	—	19,724

Comprehensive income					21,214

Balance, September 28, 2006	7,829,063	$4,112	$(131,367)	$1,490	$(125,765)

The accompanying notes are an integral part of these consolidated financial statements.

Century Theatres, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended September 28, 2006, September 29, 2005 and September 30, 2004
(in thousands of dollars)

	2006	2005	2004
Cash flows from operating activities:
Net income	$19,724	$25,656	$33,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,557	49,338	45,712
Loss on disposal of assets	61	4,967	110
Impairment of investment	852	—	—
Deferred income taxes	(13,684)	(759)	1,040
Amortization of deferred lease incentives	(1,738)	(1,738)	(1,734)
Amortization of loan fees	1,419	162	218
Changes in assets and liabilities:
Other receivables	(227)	674	(4,294)
Inventories	(343)	115	(217)
Prepaid expenses	(4,881)	(143)	41
Accounts payable	8,538	(19,664)	9,951
Accrued film rentals, net	(6,657)	2,380	(108)
Accrued expenses	12,940	(1,129)	(8,505)
Deferred revenue	(1,849)	(397)	1,674
Deferred rent	(565)	744	1,803
Other long-term liabilities	38	34	343

Net cash provided by operating activities	60,185	60,240	79,276

Cash flows from investing activities:
Capital expenditures	(46,190)	(23,427)	(55,853)
Change in other assets, net	305	178	65

Net cash used for investing activities	(45,885)	(23,249)	(55,788)

Cash flows from financing activities:
Borrowings under line of credit	15,000	—	23,850
Repayment of borrowings under line of credit	(15,000)	—	(23,850)
Payment of loan fees in connection with refinancing	(5,532)	—	—
Redemption of common stock	(107,679)	—	—
Dividends paid	(12,500)	—	—
Distribution in connection with refinancing	(234,177)	—	—
Payments on capital lease obligations	(2,408)	(1,838)	(1,387)
Proceeds from issuance of long-term debt	360,000	—	—
Payments on long-term debt	(48,232)	(13,737)	(6,237)

Net cash used for financing activities	(50,528)	(15,575)	(7,624)

Increase (decrease) in cash and cash equivalents	(36,228)	21,416	15,864

Cash and cash equivalents at beginning of period	43,518	22,102	6,238

Cash and cash equivalents at end of period	$7,290	$43,518	$22,102

Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes, net of refunds	$30,200	$19,314	$25,864

Interest	$28,651	$12,616	$11,583

Increases in property, plant and equipment under capital lease obligations	$39,383	$5,659	$25,705

Stock received from online ticket distributor	$—	$313	$—

The accompanying notes are an integral part of these consolidated financial statements.

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
NOTE 1 — ORGANIZATION AND SUMMARY OF OPERATIONS
Century Theatres, Inc. (the “Company”), a California corporation, was owned by Syufy Enterprises, L.P. (the “Parent”) and its affiliate, Syufy Properties, Inc. at the beginning of the fiscal year. On January 3, 2006, the Company redeemed and retired all of the common stock (2,170,937 shares) of the Company owned by Syufy Properties, Inc. for $107,679 (comprised of a $75,000 note and $32,679 in cash). After a refinancing transaction (discussed below), the Company is now a wholly owned subsidiary of Century Theatres Holdings, LLC, which is wholly owned by Syufy Enterprises, L.P. The Company is primarily engaged in the ownership and operation of movie theatres in the states of Alaska, Arizona, California, Colorado, Illinois, Iowa, Nevada, New Mexico, Oregon, South Dakota, Texas, and Utah.
The Company is comprised of Century Theatres, Inc., the operating company, and three wholly-owned subsidiaries: NBE, Inc., Marin Theatre Management, LLC, and Century Theatres of Canada, ULC. Century Theatres of Canada is a foreign subsidiary incorporated in Nova Scotia, Canada on August 8, 2003.
The Company is subject to a number of risk factors, which could adversely affect future results including, but not limited to, (a) an increase in the costs of film rental from the major film distributors, as well as access to differing qualities of films based on the Company’s relationship with the distributors and (b) a general economic downturn resulting in decreased consumer spending on discretionary entertainment.
Refinancing
On March 1, 2006, the Company entered into a $435,000 senior secured credit facility consisting of a $360,000 Term Loan B and a $75,000 revolving credit facility with Morgan Stanley & Co. Inc. (see Notes 6 and 7). To facilitate this financing, the Parent formed Century Theatres Holdings, LLC (“Holdings”) as a single-member California limited liability company on February 17, 2006. In addition, Century California Subsidiary, Inc. (“Century California”) was created as a wholly owned subsidiary of Holdings for the sole purpose of entering into the credit facility with Morgan Stanley. A portion of the proceeds of the $360,000 Term Loan B was used by Century California to purchase all outstanding shares of Century Theatres, Inc. common stock from the Parent for $234,177. On the day of the financing, Century California was merged into the Company and the Company assumed all outstanding obligations under the credit facility. The purchase of Century Theatres, Inc. shares from the Parent has been treated as a distribution to the Parent. Furthermore, since the purchase transaction took place between entities under common control the transaction has been accounted for on a historical cost basis.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of Century Theatres, Inc. and its three wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.
Use of Estimates
In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented, as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates applied in the preparation of the accompanying consolidated financial statements.

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
Fiscal Year-End
The Company uses a 52/53 week fiscal year ending with the last Thursday in September. The fiscal years presented in these consolidated financial statements ended on September 28, 2006, September 29, 2005 and September 30, 2004.
Cash and Cash Equivalents
Cash and cash equivalents include short-term investments with an original maturity of less than 90 days. Included in cash and cash equivalents in the accompanying consolidated balance sheets is restricted cash of $392 at September 28, 2006 and $152 at September 29, 2005.
The Company invests excess cash in deposits with major banks and money market funds with major financial institutions. The Company has not experienced any losses related to these deposits or investments, which may exceed federal insurance limits.
Fair Value of Financial Instruments
The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short-term maturity of those instruments. The fair value of the long-term debt cannot be estimated because there is no readily available market for these securities. At September 28, 2006, the Company holds derivative financial instruments relating to the interest rate hedge of its $360,000 Term Loan B and the fair value of the swap is estimated based upon quoted market prices of comparable agreements (see Note 8).
Other Receivables
Other receivables consist primarily of tenant allowances, various rebates from concession vendors, auditorium rentals and income taxes receivable. The Company generally does not require collateral from its customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of its other receivables.
Inventories
Inventories consist of concession and theatre supplies and are stated at the lower of cost or market. The Company values inventory using the weighted average cost method, which approximates FIFO (first-in first-out) cost.
Interest Rate Swaps
Interest rate swaps are used principally in the management of the Company’s interest rate exposures and are recorded on the consolidated balance sheet at fair value. If the swap is designated as a cash flow hedge, the effective portions of changes in the fair value of the swap are recorded in other comprehensive income and are recognized in the consolidated statements of operations when the hedged items affect earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized as a charge or credit to earnings.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. The Company uses the straight-line method to compute depreciation and amortization over the estimated useful lives of the assets as follows:

Buildings and improvements	20-30 years
Leasehold improvements	Lesser of term of lease or asset life
Land improvements	15 years
Fixtures and equipment	3-7 years

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The costs of maintenance and repairs are expensed as incurred and are included in theatre operating expenses. Significant renewals and betterments are capitalized.
Capitalized Interest
Financing costs associated with the Company’s construction projects are capitalized as part of the cost of the assets constructed. The Company capitalized interest in the amount of $1,087, $327 and $782 for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively.
Deferred Financing Fees
Deferred financing fees include costs associated with the $435,000 senior secured credit facility as described in Notes 6 and 7. These costs amounted to $5,532 and are being amortized over 7 years. For the year ended September 28, 2006 unamortized costs associated with the Company’s former private placement notes of $892 were charged to expense upon repayment of the notes (see Note 7).
Rent Expense
Minimum rental expenses are recognized on a straight-line basis over the term of the lease starting when the Company has access to the property. Therefore, the amortization period occasionally includes a construction period prior to the theatre opening. When a lease contains a predetermined fixed escalation of minimum rents, the Company recognizes the related rent expense on a straight-line basis and records the difference between the recognized rental expense and the amounts payable under the lease as deferred rent. The Company also receives tenant allowances, which are treated as deferred lease incentives for operating leases. The deferred lease incentive is amortized over the base term of the lease (including the construction period) as a reduction to rent expense. Renewal periods are included in the lease term only if they are reasonably assured.
Certain leases provide for contingent rents that are not measurable at the inception of the lease because they are based on a percentage of sales that are in excess of a predetermined breakpoint. These amounts are excluded from minimum rent but are included in the determination of total rent expense when it is probable that the expense has been incurred and the amount is reasonably estimable.
Capital Leases
Under Emerging Issues Task Force (EITF) 97-10, The Effect of Lessee Involvement in Asset Construction, various forms of lessee involvement during the pre-construction or construction periods of leased property may cause the lessee to be the “accounting owner” of the asset during the construction period. If the lessee is involved with the construction of a built-to-suit real estate project to be leased to the lessee when construction is completed, the transaction may constitute a sale-leaseback within Statement of Financial Accounting Standards (“SFAS”) No. 98, Accounting for Leases. In addition to the nine leases capitalized under EITF 97-10 as of the year ended September 29, 2005, management determined that three additional leases for the year ended September 28, 2006 should be capitalized and maintained on the Company’s books until the theatre opens in accordance with EITF 97-10. None of these twelve leases qualified for sale-leaseback accounting under SFAS No. 98 and were treated as capital leases.

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
Impairment of Long-Lived Assets
The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires the Company to review long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Company reviews assets held and used on an individual theatre basis, which is the lowest level of assets for which there are identifiable cash flows. The Company evaluates the recoverability of long-lived assets to be held and used by measuring the carrying amount of the assets against the estimated future net cash flows associated with them. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company recorded impairment charges of $406 and $295 during the years ended September 28, 2006 and September 30, 2004, respectively, included in depreciation and amortization in the consolidated statement of operations and consolidated statement of cash flows. No impairment charge was recorded during the year ended September 29, 2005.
Income Taxes
The Company accounts for income taxes using the liability method so that deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws and tax rates. Deferred income tax expenses or credits are based on the changes in the financial statement basis versus the tax basis in the Company’s assets or liabilities from period to period.
Revenue Recognition and Film Rental Costs
Revenues are recognized when admissions and concession sales are collected at the theatres. For advance ticket sales, revenue is recognized when the purchased film is shown. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licensing agreement. Any amounts paid to the film distributor relating to unsettled film obligations are netted against the film rental accrual.
Other revenues result mainly from rental of the Company’s screens and auditoriums, video game sales, and ATM fees.
Deferred Revenue
The Company offers gift certificates for sale in the form of paper gift certificates. Revenue from certificates issued is deferred until the gift certificates are redeemed at the theatre or when it has been determined that, based on the Company’s past experience and as allowed by state laws, those gift certificates will not be redeemed. Deferred revenue also results from advanced tickets sales and from rebate programs with certain concession distributors.
Theatre Preopening Costs
Costs of a non-capital nature incurred prior to the opening of a new theatre are expensed as incurred.
Advertising Costs
Advertising costs are expensed when incurred. Advertising expense totaled $7,279, $6,639 and $6,408 for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively.
Other Assets
Other Assets include intangible assets, long-term prepaid expenses, and an investment in an on-line ticketing distributor. The intangible assets relate to the cost to acquire the rights to lease six theatre locations in November 2001 and are amortized over the remaining term of each lease.

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
The Company’s investment in the online ticketing distributor was deemed to be impaired based on an independent analysis of the fair market value of the ticketing distributor’s common stock during 2006. The Company recorded an impairment charge of $852 during the year ended September 28, 2006, included as part of other (income)/expense in the consolidated statements of operations. No impairment charge was recorded during the years ended September 29, 2005 and September 30, 2004 (see Note 4).
Recent Accounting Pronouncements
In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143, Asset Retirement Obligations. SFAS No. 143, as amended by FIN No. 47, applies to all entities that have legal obligations to perform asset retirement activities, including those in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Uncertainty about the timing and/or method of settlement should be factored into the measurement of the liability if sufficient information is available to reasonably estimate the fair value of the asset retirement obligation. Accordingly, an entity should recognize a liability for the fair value of an asset retirement obligation when incurred if the fair value of the liability can be reasonably estimated, even if conditional on a future event. The adoption of FIN No. 47 has not had a material effect on the Company’s consolidated financial position or results of operations.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes in Interim Financial Statements, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statement, and represents another step in the FASB’s goal to converge its standards with those issued by the International Accounting Standards Board (“IASB”). Among other changes, SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the Company’s consolidated financial position or results of operations.
In July 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN No. 48 will be effective for the Company beginning September 28, 2007. The Company is in the process of determining the effect, if any, that the adoption of FIN No. 48 will have on its consolidated financial position or results of operations.
In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors considered, is material. SAB No. 108 is effective for fiscal years ending on or after November 15, 2006, with early application encouraged. The Company believes that SAB No. 108 will not have a significant impact on its consolidated financial position or results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement applies whenever other statements require or permit assets or liabilities to be

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
measured at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157 on its consolidated financial position and results of operations.
Financial Statement Presentation
Certain prior year balances, including prepaid expenses and interest income, have been reclassified in order to conform to the current year presentation.
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment at September 28, 2006 and September 29, 2005, consist of:

	2006	2005
Land and land improvements	$24,446	$24,473
Buildings and improvements	317,682	301,548
Property under capital leases	124,249	84,866
Fixtures and equipment	238,193	211,957
Construction in progress	17,597	13,886

Subtotal	722,167	636,730
Less accumulated depreciation and amortization	(295,749)	(249,953)

	$426,418	$386,777

Depreciation and amortization expense for property and equipment, including property under capital leases, totaled $45,871, $48,652 and $45,705 for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively. Accumulated depreciation and amortization includes $5,799 and $4,954 for property under capital leases as of September 28, 2006 and September 29, 2005, respectively.
NOTE 4 — INVESTMENTS
The Company has an ownership interest in an on-line ticketing distributor (the “Distributor”). The Company also contracts with the Distributor for on-line ticketing services. The Company earned $1,063, $894 and $944 for service fee revenues in the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively. During the year ended September 29, 2005, the company renewed its ticketing agreement with the Distributor and received an additional 179,112 shares of the Distributor’s common stock in consideration. At September 28, 2006 and September 29, 2005, the Company owned 6.00% and 6.92%, respectively, of the Distributor’s outstanding common stock. The investment balance of $1,971 and $2,823 at September 28, 2006 and September 29, 2005, respectively, is being accounted for at cost, as the Company does not have the ability to exercise significant influence over the Distributor, and is included in other assets in the accompanying consolidated balance sheets. The Company reviews the carrying value of its investment for impairment whenever events or circumstances indicate that the carrying amount may not be fully recoverable. During the fiscal year ended September 28, 2006, the Company recorded an impairment charge of $852 relating to its investment in the Distributor. No impairment charge was recorded during the years ended September 29, 2005 and September 30, 2004 (see Note 2).

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
NOTE 5 — INCOME TAXES
Provision for Income Taxes
The Company’s income tax provision consists of the following for the years ended September 28, 2006, September 29, 2005 and September 30, 2004:

	2006	2005	2004
Current	$23,773	$19,823	$20,059
Deferred	(12,697)	(913)	1,157

Total	$11,074	$18,910	$21,216

A reconciliation between the expected income tax provisions at the federal statutory rate of 35% and the reported income tax provision for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, is as follows:

	2006	2005	2004
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	4.7	4.8	4.3
Non-deductible expenses	0.2	0.2	0.1
Tax settlements	0.9	2.5	—
Other, net	(4.9)	(0.1)	(0.4)

	35.9%	42.4%	39.0%

At September 28, 2006, the Company had income taxes receivable of $3,062, which is included in other receivables on the accompanying consolidated balance sheet. At September 29, 2005, the Company had income taxes payable of $2,384, which is included in accrued expenses on the accompanying consolidated balance sheet.
Deferred Income Taxes
The significant components of the deferred income tax assets (liabilities) as of September 28, 2006, and September 29, 2005, are as follows:

	2006	2005
Deferred tax assets:
Accrued employee and legal expenses	$7,908	$1,214
Deferred revenue	1,668	2,066
Deferred lease expense	17,055	15,911
Deferred benefit of state income taxes	1,311	1,215
State credit carryforwards	42	116
Other	64	—

Total deferred tax assets	28,048	20,522

Deferred tax liabilities:
Fixed assets	(19,530)	(25,503)
Other, net	(987)	(185)

Total deferred tax liabilities	(20,517)	(25,688)

Net deferred income tax assets/(liabilities)	$7,531	$(5,166)

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
NOTE 6 — LINE OF CREDIT
In March 2006, the Company entered into a $75,000 revolving credit facility with Morgan Stanley & Co., Incorporated. Interest is payable on any outstanding balance at Morgan Stanley’s base rate (prime rate) or, at the company’s option, the LIBOR rate plus 1.25% to 2.50% (the “Margin”). A Commitment Fee is paid quarterly on unused balances at 0.375% to 0.50%. The margin and Commitment Fees are tied to various leverage ratios, as defined, achieved by the Company. At September 28, 2006 the Company’s borrowing rate was at LIBOR plus 2.50% and the Commitment Fee was 0.50%. The revolving credit facility expires March 1, 2012. Prior to March 2006, the Company maintained an uncollateralized $75,000 credit facility with Bank of America, N.A. which was extinguished as part of the March 2006 refinancing. As of September 28, 2006 and September 29, 2005 there were no outstanding borrowings under the credit facilities. The Company must comply with various financial and non-financial covenants under the line of credit agreement. At September 28, 2006, the Company was in compliance with these covenants.
NOTE 7 — LONG-TERM DEBT
In March 2006, the Company borrowed a $360,000 Term Loan B as part of the $435,000 senior secured credit facility with Morgan Stanley. The proceeds from the Term Loan B were used to pay the outstanding principal balance of $41,995 associated with the Company’s former private placement notes plus a $3,151 penalty associated with the early retirement of the notes. The fees paid for early extinguishment of debt are reflected in interest expense. In addition, the Company used Term Loan B proceeds to pay in full the $75,000 note to Syufy Properties for the stock redemption and retirement which occurred on January 3, 2006 and $234,177 to purchase the   shares of Century Theatres, Inc. as part of the refinancing transaction (see Note 1). As of September 28, 2006, the term and amount of the Term Loan B payable of $360,000 is as follows:

Term Loan B, interest due quarterly at LIBOR plus 1.875% (7.275% at September 28, 2006) with annual principal payments of $3,600 beginning in March 2007 and the remaining principal and interest due in March 2013	$360,000
Less current portion	(3,600)

$356,400

The Term Loan B is collateralized by all assets of the Company.
The Term Loan B agreement requires that the Company maintain certain financial and non-financial covenants. At September 28, 2006, the Company was in compliance with these covenants.
At September 28, 2006, the contractual maturities of long-term debt are as follows:

Fiscal Year Ending
2007	$3,600
2008	3,600
2009	3,600
2010	3,600
2011	3,600
Thereafter	342,000

$360,000

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
NOTE 8 — INTEREST RATE SWAPS
On January 17, 2006, the Company entered into seven distinct interest rate swap agreements to provide for interest rate protection on the $360 million variable rate Term Loan B with an effective date of March 1, 2006. The maturity terms on the swap agreements range from one to seven years each. Per the terms of the interest rate swap agreements, the Company pays interest at fixed rates ranging from 4.773% to 4.836% and receives interest at a variable rate based on the 3-month LIBOR. The interest rate swaps settle any accrued interest for cash on the last day of each calendar quarter until expiration. On these dates, the differences paid or received on the interest rate swaps are included in interest expense. No premium or discount was incurred upon the Company entering into the interest rate swaps because the pay and receive rates on the interest rate swaps represented prevailing rates for each party at the time the interest rate swaps were entered into.
The interest rate swaps qualify for cash flow hedge accounting treatment in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Based on the guidelines established in SFAS No. 133, the Company has effectively hedged its exposure to variability in the future cash flows attributable to the 3-month LIBOR on the $360,000 credit facility. The change in the fair values of the interest rate swaps is recorded on the Company’s consolidated balance sheet as an asset or liability with the effective portion of the interest rate swaps’ gains or losses reported as a component of other comprehensive income (OCI). As interest expense is accrued on the debt obligation, amounts in accumulated OCI related to the designated hedging instruments will be reclassified into earnings to obtain a net cost on the debt obligation equal to the effective yield of the fixed rate of each swap. The fair value of the Company’s interest rate swaps is based on dealer quotes, and represents an estimate of the amounts the Company would receive or pay to terminate the agreements taking into consideration various factors, including current interest rates. As of September 28, 2006, the aggregate fair value of the interest rate swaps was determined to be approximately $2,476, which has been recorded as a component of other non-current assets with a corresponding amount of $1,490, net of tax, recorded to accumulated other comprehensive income. The interest rate swaps exhibited no ineffectiveness for the year ended September 28, 2006.
NOTE 9 — COMMITMENTS AND CONTINGENCIES
Minimum Lease Commitments
At September 28, 2006, total minimum annual rentals under long-term leases are as follows:

	Operating Leases		Capital Leases
	To Parent
	and Affiliates	Total	Total
2007	$31,236	$41,516	$16,561
2008	30,896	44,663	16,609
2009	30,120	43,901	16,631
2010	30,216	43,513	16,794
2011	31,606	44,640	15,777
Thereafter	154,398	297,435	158,524

	$308,472	$515,668	240,896

	Amount representing interest		(124,382)

	Present value of net minimum obligation		$116,514

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
Several of the Company’s operating lease agreements provide for scheduled rent increases during the lease term. Rent expense is recognized on a straight-line basis over the term of these lease agreements including the construction period, if applicable. Theatre rent expense under these long-term operating leases aggregated $44,191, $42,038 and $45,432 which included $7,415, $6,394 and $8,148, respectively, of rent expense computed based on specified theatre revenues for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively.
Workers’ Compensation Reserve
The Company carries a $250 deductible limit per occurrence for workers’ compensation claims. An estimate of uninsured loss has been used to record a liability. The reserve for estimated claim costs amounted to $852 and $502 at September 28, 2006 and September 29, 2005, respectively, and is included in accrued liabilities on the accompanying consolidated balance sheet.
Theatre Construction
At September 28, 2006, the Company was committed to three contracts for the construction of three new theatres. At September 28, 2006, total amounts committed on these signed general contractor contracts, including both incurred and open commitments, were approximately $32,478 of which $3,907 had been incurred as of September 28, 2006.
Contingencies
The Company is subject to various lawsuits, claims and inquiries from time to time that are incidental to its business. In the opinion of management, the resolution of these pending or threatened litigation matters will not materially affect the consolidated financial position, results of operations or liquidity of the Company. The Company operates in numerous jurisdictions with varying state and local tax and unclaimed property laws and regulations. While the Company believes that it is in compliance with such laws and regulations, state and local authorities could potentially assert claims against the Company relating to these laws and regulations. The Company believes that these claims, if any, would not materially affect the Company’s consolidated financial position and results of operations. However, there can be no assurances as to the ultimate resolution of any such potential claims.
NOTE 10 — EMPLOYEE BENEFIT PLANS
Defined Contribution Plan
The Company provides a 401(k) plan for its employees. Employees are eligible to participate in the 401(k) plan upon completing three months of service and attaining age 21. An employee has completed three months of service when they have worked three consecutive months. Employees may withhold from 1% to 15% of their compensation plus up to 100% of any bonus paid, not to exceed predetermined IRS limits.
The Company makes matching contributions equal to 100% of the election deferrals, not to exceed 4% of the participant’s compensation. The Company’s contributions to the 401(k) plan were $603, $604 and $523 for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively.
Long-Term Incentive Plan
The Company provides a long-term incentive plan (“LTIP”) for the benefit of its senior management. The LTIP rewards participants based on corporate performance over three-year rolling periods and is aimed at retaining key executives. The LTIP payment for year ending September 28, 2006 was eliminated and replaced with a change of control payment of $15,429 which was activated as a result of the subsequent sale of the Company on October 5,

Century Theatres, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars, except share amounts)
2006 (see Note 12). During the years ended September 29, 2005 and September 30, 2004 an award of $2,782 and $7,487, respectively, was earned and payable to the LTIP participants. Both the change of control payment related to the year ended September 28, 2006 and the LTIP payment related to the years ended September 29, 2005 and September 30, 2004 are included in accrued expenses on the accompanying consolidated balance sheets.
Annual Incentive Plans
The Company maintains various annual incentive plans for its employees based on individual, department, theatre and Company performance. For the years ended September 28, 2006, September 29, 2005 and September 30, 2004 such incentive compensation expense recognized was $2,217, $2,265 and $2,442, respectively.
NOTE 11 — RELATED PARTY TRANSACTIONS
The Company leased 32 of its theatres and facilities from the Parent and Affiliates as of September 28, 2006 and 33 as of September 29, 2005 and September 30, 2004. The leases are all classified as operating leases and carry terms ranging from 2 to 20 years. Total rent expense incurred under those related-party leases was $31,079, $29,661 and $30,660 for the years ended September 28, 2006, September 29, 2005 and September 30, 2004, respectively. Future minimum rental commitments from these related-party leases are summarized in Note 9.
The Company has a service agreement with the Parent whereby the Company provides limited operational and administrative assistance to the Parent for the operations of the Parent’s drive-in theatres and public merchandise markets. Under this services agreement, the Parent paid $60 to the Company for each of the years ended September 28, 2006, September 29, 2005 and September 30, 2004. The Company also pays certain operating costs on behalf of the Parent. As of September 28, 2006 and September 29, 2005, the balance of the receivable from the Parent was $73 and $887, respectively, and is included in other receivables on the accompanying consolidated balance sheets.
NOTE 12 — SUBSEQUENT EVENTS
On August 7, 2006, the Company entered into a stock purchase agreement with Cinemark Holdings, Inc. and Cinemark USA, Inc., a national theatre chain headquartered in Plano, Texas. The sale was completed on October 5, 2006 for a purchase price of approximately $681,000 (comprised of $531,000 in cash and $150,000 in shares of Class A common stock of Cinemark Holdings, Inc.) and the assumption of approximately $360,000 of debt of the Company.
At the sale date the Company’s Term Loan B was paid off and the interest rate swaps were terminated.